UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2014

Abercrombie & Fitch Co.

(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio		43054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 283-6500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2014, Abercrombie & Fitch Co. (“A&F” or the “Registrant”) announced that Fran Horowitz, age 51, will be appointed to the position of President of its Hollister brand, and will become an executive officer of the Registrant, effective upon her commencement of employment with the Registrant. Ms. Horowitz accepted A&F’s offer of employment (the “2014 Offer Letter”) on October 9, 2014. Ms. Horowitz’s employment is contingent on her ability to commence her employment with A&F by the earlier of 366 days from her last day of employment with ANN Inc. (“ANN”) or the date on which she is contractually free to begin work, but in no event later than October 26, 2015. Ms. Horowitz is expected to commence employment with the Registrant on or around October 20, 2014.

Ms. Horowitz has served in various positions with ANN, the parent company of Ann Taylor and LOFT, two women’s specialty retail fashion brands in North America, with her last position at ANN being President of the LOFT division. Prior thereto, from 2005 to 2012, she served in various positions with Express, Inc., a specialty apparel and accessories retailer of women’s and men’s merchandise, targeting the 20 to 30-year-old customer, with her last position at Express, Inc. being Executive Vice President, Women’s Merchandising & Design.

The Registrant has determined that neither Ms. Horowitz nor any of her immediate family members has had (nor does any propose to have) a direct or indirect interest in any transaction in which the Registrant or any of the Registrant’s subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.

Pursuant to the 2014 Offer Letter, Ms. Horowitz will receive an annual base salary of $995,000, and her target incentive opportunity under A&F’s Incentive Compensation Performance Plan (the “Incentive Plan”) will be 125% of her base salary (the maximum incentive opportunity will be 250% of her base salary). Assuming that she is an active A&F associate on the payout date, and that she did not receive a Fall 2014 bonus from ANN, Ms. Horowitz will be guaranteed a minimum annual incentive payout of $262,500 for the fiscal year ending January 31, 2015 (the “FY 2014 Guaranteed Minimum Bonus”). The FY 2014 Guaranteed Minimum Bonus would be paid at the same time as payment, if any, is made to similarly-situated senior executives of A&F under the Incentive Plan for the fiscal year ending January 31, 2015 (“Fiscal 2014”).

Upon joining A&F, Ms. Horowitz will receive a one-time sign-on bonus amount of $450,000, less any financial benefit received from (a) the vesting of her November 2014 tranche of restricted stock and stock options from ANN and (b) any repayment or forfeiture amounts forgiven by ANN relating to prior sign-on bonuses or relocation expenses. The amount of this sign-on bonus will be less applicable taxes and other withholdings. The receipt of this sign-on bonus will be subject to her agreeing to repay the sign-on bonus in full if she resigns without good reason or is terminated for cause within 36 months of her first day of employment. In addition, Ms. Horowitz will be eligible for reimbursement of relocation expenses up to a maximum of $80,000 (grossed up to offset federal and state taxes). Payment of these relocation expenses is subject to Ms. Horowitz agreeing to repay the expenses in full if she resigns without good reason or is terminated for cause within 36 months of her first day of employment.

Management of A&F will also recommend to the Compensation and Organization Committee of A&F’s Board of Directors (the “Compensation Committee”) that Ms. Horowitz receive an inducement grant (the “Inducement Grant”) in an amount which will be based on her start date with A&F: (i) on or before November 1, 2014 – $1,042,000; (ii) from November 2, 2014 to December 1, 2014 – $833,000;

(iii) from December 2, 2014 to January 1, 2015 – $625,000; (iv) from January 2, 2015 to February 1, 2015 – $417,000; and (v) on or after February 2, 2015 – no Inducement Grant. The final Inducement Grant value, determined in accordance with the preceding sentence, will be split with 75% of the Inducement Grant value in the form of performance share awards (“PSAs”) and 25% of the Inducement Grant value in the form of stock appreciation rights (“SARs”). In addition, management of A&F will recommend to the Compensation Committee that Ms. Horowitz be granted restricted stock units (“RSUs”) with an approximate grant date fair value of $3,000,000, to replace the estimated present value of the ANN long-term awards which will be forfeited by Ms. Horowitz as a result of the termination of her employment with ANN (the “Equity Replacement Grant”). The PSA portion of the Inducement Grant would be upon terms and subject to vesting schedules substantially similar to those established for grants to A&F’s other senior executives during the Spring 2014 annual grant cycle; while the SAR portion of the Inducement Grant as well as the Equity Replacement Grant would be subject to a total four-year vesting schedule, under which 25% of the SARs subject to the Inducement Grant and 25% of the RSUs subject to the Equity Replacement Grant would vest on each of the first, second, third and fourth anniversaries of the grant date.

Ms. Horowitz also will be entitled to participate in A&F’s benefit plans and receive limited perquisites consistent with those provided to other senior executives of A&F.

If A&F undergoes a change in control (defined consistently with the definition of such term in A&F’s 2005 Long-Term Incentive Plan) within the first year of Ms. Horowitz’s employment and her employment is subsequently terminated by A&F or her duties diminished or her compensation reduced, A&F would continue her base salary from her separation date through the first anniversary of her employment date, subject to a minimum of six months of salary continuation, and pay her (i) the FY 2014 Guaranteed Minimum Bonus if the termination occurs during Fiscal 2014 or (ii) a pro-rated bonus based upon her target incentive opportunity under the Incentive Plan and the number of days in the fiscal year lapsed prior to the termination date if the termination occurs during the fiscal year ending January 30, 2016 (“Fiscal 2015”). Her medical benefits and life insurance would be provided, on the same basis as applies to similarly-situated active A&F associates, through the salary continuation period.

If the employment of Ms. Horowitz is terminated by A&F without cause or by Ms. Horowitz for good reason before the first anniversary date of her employment date, A&F would continue her base salary from her separation date through the first anniversary of her employment date, subject to a minimum of six months of salary continuation. If Ms. Horowitz’s employment is terminated by A&F without cause, A&F will pay her (i) the FY 2014 Guaranteed Minimum Bonus if the termination occurs during Fiscal 2014 or (ii) a pro-rated bonus based upon her target incentive opportunity under the Incentive Plan and the number of days in the fiscal year lapsed prior to the termination date if the termination occurs during Fiscal 2015. If Ms. Horowitz’s employment is terminated by her for good reason, A&F would pay her a lump sum cash payment that is equal to a pro-rated portion of $1,250,000 based on the number of days in the fiscal year in which the separation occurs which have lapsed prior to the separation date. Her medical benefits and life insurance would continue to be provided, on the same basis as applies to similarly-situated active A&F associates, through the salary continuation period. Subject to Ms. Horowitz’s execution of a satisfactory release, on the first anniversary of her employment date, A&F would also pay Ms. Horowitz $3,000,000, less normal taxes and other withholdings, in lieu of the Equity Replacement Grant, which would be forfeited as a result of the termination of her employment.

If the employment of Ms. Horowitz is terminated by A&F without cause or by Ms. Horowitz for good reason after the first anniversary date of her employment date but prior to the date when the Inducement Grant and the Equity Replacement Grant would fully vest, A&F would continue her base salary through the six-month anniversary of her separation date and her medical benefits and life insurance would continue to be provided, on the same basis as applies to similarly-situated active A&F associates, through the salary continuation period. If Ms. Horowitz’s employment is terminated by A&F without cause, A&F would pay Ms. Horowitz a pro-rated bonus, on the six-month anniversary of her separation date, based on her target incentive opportunity under the Incentive Plan for the fiscal year in which the termination occurs and the number of days in the fiscal year lapsed prior to her separation date. If Ms. Horowitz’s employment is terminated by her for good reason, A&F would pay her a lump sum cash payment that is equal to a pro-rated portion of $1,250,000 based on the number of days in the fiscal year in which the separation occurs which have lapsed prior to the separation date. In the event of either a termination of Ms. Horowitz’s employment by A&F without cause or a resignation by Ms. Horowitz for good reason, A&F would pay Ms. Horowitz an additional amount, less taxes and withholding, in lieu of the Equity Replacement Grant which would be forfeited as a result of the termination of her employment. If the separation date occurs after 25% but less than 50% of the Equity Replacement Grant has vested, A&F would pay Ms. Horowitz an additional $2,250,000. If the separation date occurs after 50% but less than 75% of the Equity Replacement Grant has vested, A&F would pay Ms. Horowitz an additional $1,500,000. If the separation date occurs after 75% but before 100% of the Equity Replacement Grant has vested, A&F would pay Ms. Horowitz an additional $750,000.

This summary is qualified in its entirety by reference to the complete text of the 2014 Offer Letter, which is incorporated herein by reference and a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

On October 15, 2014, A&F issued a news release announcing that Fran Horowitz will be appointed to the position of President of the Hollister brand of A&F, effective upon her commencement of employment with A&F. A copy of the news release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibit:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Offer Letter, executed October 9, 2014, by and between Abercrombie & Fitch Co. and Fran Horowitz.

99.1	News Release issued by Abercrombie & Fitch Co. on October 15, 2014 announcing that Fran Horowitz will be appointed to the position of President of its Hollister brand.

[Remainder of page intentionally left blank; signature page follows.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Dated: October 15, 2014	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Offer Letter, executed October 9, 2014, by and between Abercrombie & Fitch Co. and Fran Horowitz.

99.1	News Release issued by Abercrombie & Fitch Co. on October 15, 2014 announcing that Fran Horowitz will be appointed to the position of President of its Hollister brand.

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